Filed Pursuant to Rule 424(b)(3)
Registration No. 333-152976

PROSPECTUS

VENTURA ASSETS LIMITED

1,500,000 Shares
Common Stock

$0.05 per share

The selling stockholders named in this prospectus are offering all of the shares of common stock offered through this prospectus. Our common stock is presently not traded on any market or securities exchange. The 1,500,000 shares of our common stock can be sold by selling security holders at a fixed price of $0.05 per share until our shares are quoted on the OTC Bulletin Board and thereafter at prevailing market prices or privately negotiated prices. There can be no assurance that a market maker will agree to file the necessary documents with The Financial Industry Regulatory Authority (“FINRA”), which operates the OTC Electronic Bulletin Board, nor can there be any assurance that such an application for quotation will be approved. We have agreed to bear the expenses relating to the registration of the shares for the selling security holders.

THE COMPANY IS CONSIDERED TO BE IN UNSOUND FINANCIAL CONDITION. PERSONS SHOULD NOT INVEST UNLESS THEY CAN AFFORD TO LOSE THEIR ENTIRE INVESTMENTS.

THE PURCHASE OF THE SECURITIES OFFERED THROUGH THIS PROSPECTUS INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD CAREFULLY CONSIDER THE FACTORS DESCRIBED UNDER THE HEADING “RISK FACTORS” SECTION BEGINNING ON PAGE 8.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is October 13, 2010

PROSPECTUS SUMMARY

You should read the following summary together with the more pertinent information about our company and the common stock being sold in this offering and our financial statements and the notes to those statements included elsewhere in this prospectus. References in this prospectus to “we,” “our” and “us” refer to Ventura Assets Limited.

Corporate Background

Ventura Assets Limited is a Colorado corporation organized on August 21, 2002. The Company was formed to develop a software program to centralize the booking of recreational and vacation activities. The Company’s initial capital proven insufficient to complete its planned activity and the project was abandoned in 2003 at which time the Company ceased business operations.

We intend to provide unclaimed property location services to the public and businesses. We will assist clients in obtaining information regarding lost or forgotten estates, unclaimed assets and/or financial belongings in any or all of the United States. We will seek to locate assets that have, for example, escheated to the state, federal government and/or governmental agencies, which are holding monies and assets and assist in the return of such monies and assets to their legal owners. The success of our business will be dependent on our ability to file and realize claims, of which there can be no assurance.

Our Address and Telephone

Our address is 2241 Flintridge Drive, Glendale, California, 91206. Our telephone number is (818) 424-0219 and our fax number is (818) 864-6073.

Terms of our Offering

There are 1,500,000 shares of our common stock issued and outstanding. All of these shares are being offered by the selling stockholders identified in this prospectus. We will not receive any of the proceeds from the resale of these shares. We have agreed to incur certain of the expenses relating to the registration of the shares for the selling security holders. See “Plan of Distribution.”

Financial Summary

The following summary financial should be read in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the Financial Statements and Notes thereto, included elsewhere in this prospectus. The summary provided below is taken from (i) our unaudited balance sheet and statement of operations for the quarter ended June 30, 2010 and 2009 and (ii) our audited balance sheet and statement of operations for the fiscal year ended December 31, 2009 and 2008.

Summary of Operations

For the Six Months Ended June 30,
	2010	2009
Total Revenue	$0	$0
Loss from operations	$(4,050)	$(6,000)
Net loss	$(4,800)	$(6,000)
Net loss per common share (basic and diluted)	$(0.0032)	$(0.0040)
Weighted average common shares outstanding	1,500,000	1,500,000

For the Years Ended December 31,
	2009	2008
Total Revenue	$0	$0
Loss from operations	$(16,700)	$(6,170)
Net loss	$(16,700)	$(6,170)
Net loss per common share (basic and diluted)	$(0.10)	$(0.04)
Weighted average common shares outstanding	1,500,000	1,500,000

Statement of Financial Position

For the Six Months Ended June 30,
	2010	2009
Cash and cash equivalents	$0		$0
Total assets	$103		$103
Stockholders’ equity ( deficit )	$(27,767)	$

For the Years Ended December 31,
	2009	2008
Cash and cash equivalents	$0	$0
Total assets	$103	$103
Stockholders’ equity ( deficit )	$(22,967)	$(6,267)

FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements about our business, financial condition and prospects that reflect our management’s assumptions and beliefs based on information currently available. We can give no assurance that the expectations indicated by such forward-looking statements will be realized.

If any of our assumptions should prove to be incorrect, or if any of the risks and uncertainties underlying such expectations should materialize, our actual results may differ materially from those indicated by the forward-looking statements.

When used in this prospectus, words such as, “believes,” “expects,” “intends,” “plans,” “anticipates,” “estimates” and similar expressions are intended to identify and qualify forward-looking statements, although there may be certain forward-looking statements not accompanied by such expressions.

The key factors that are not within our control and that may have a direct bearing on operating results include, but are not limited to, acceptance of our proposed services we expect to market, our ability to establish a customer base, managements’ ability to raise capital and, the ability to recruit and retain key employees. There may be other risks and circumstances that management may be unable to predict.

RISK FACTORS

THE RISKS AND UNCERTAINTIES DESCRIBED BELOW ARE THOSE WE BELIEVE TO BE MATERIAL TO OUR BUSINESS AND SHOULD THE FOLLOWING RISKS ACTUALLY OCCUR, OUR BUSINESS COULD BE SERIOUSLY HARMED. ADDITIONAL UNKNOWN OR UNANTICIPATED RISKS AND UNCERTAINTIES COULD ALSO HARM OUR BUSINESS.

We were organized on August 21, 2002. To date, our efforts have been limited to organizational activities, an initial sale of stock, and the start of a business. Our planned operation did not materialize and were suspended. We now intend to enter into the business of providing unclaimed property location services to the public and businesses.

We are a development stage enterprise and we anticipate losses. When operational, we anticipate that our business will be subject to numerous problems, delays, expenses and difficulties typically associated with a new line of business, many of which may be beyond our control. We will incur operating losses until such time, if ever, as we derive meaningful and ongoing revenues from our operations. We may be unable to complete the transition from a development stage company to profitability, or, if such transition is successful, that we may be able to maintain profitability. Thus, any investment in our Company should be considered to be a high risk investment.

ADDITIONAL FINANCING REQUIRED.

The Company has no meaningful funds with which to conduct operations. Accordingly, we will need to raise additional capital through public or private debt or sale of equity. If we cannot obtain additional financing, our business operations may not commence. If we are forced to raise additional funds on unfavorable terms, the value of our securities may decrease or suffer further dilution. Alternatively, unforeseen difficulties may result in an increase in our operating expenses. We may also have miscalculated or underestimated funds necessary for success in the proposed venture.

WE HAVE NOT CONDUCTED ANY FORMAL MARKET STUDIES.

We intend to conduct business as a provider of unclaimed property services to the public and businesses. We have not conducted and will not conduct any formal marketing studies regarding the effectiveness of our proposed operations. If our business fails to attract a sufficient number of clients, then investors will lose their entire investment.

WE ARE NEW AND UNSEASONED IN THE BUSINESS IN WHICH WE WILL ENGAGE.

There are numerous individuals and businesses engaged in the business of asset reclamation. Many of them are established, have greater financial resources and experienced management. Our management, by contrast, has relatively little experience in this field. Accordingly, we will be at a competitive disadvantage in the marketplace. Further, because of the ease of entry to the business marketplace, it is probable that additional, better financed, and more experienced individual and companies will enter the marketplace and compete with us. (See “BUSINESS.”)

MANAGEMENT WILL HAVE THE ABILITY TO EXERCISE SIGNIFICANT INFLUENCE OVER US.

Ms. Hasmik Yaghobyan, a director and officer of Company, owns approximately 58.3% of our outstanding stock. Her son, Mr. Osheen Haghnazarian, owns approximately 25.3% of our outstanding stock. Together, they control approximately 83.6% of our outstanding stock. As a result of the concentration of ownership and, serving in multiple capacities, Ms. Yaghobyan alone or, in concert with her son, will be in a position to exercise an unusually large amount of control and discretion over matters requiring approval of our stockholders, including the election of directors and approval of significant corporate transactions. Our Articles of Incorporation do not provide for cumulative voting. (See “PRINCIPAL STOCKHOLDERS” and “MANAGEMENT.”)

MANAGEMENT LACKS RELEVANT EXPERIENCE.

The members of the Board of Directors and management have very limited experience in the business activities in which we will engage. Accordingly, potential purchasers of our securities should critically evaluate the information concerning management. Additionally, the management of the Company will be largely dependent on the active participation of Mr. Haghnazarian. In the event that his services became unavailable to us, our business is very likely to be severely and adversely affected and investors may lose their entire investment. We do not maintain key-man insurance nor is there any plan to purchase any such insurance in the foreseeable future. (See “Mok
ANAGEMENT.”)

INDEMNIFICATION OF OFFICERS AND DIRECTORS.

Our Articles of Incorporation provide for the indemnification of its directors, officers, employees, and agents, under certain circumstances, against attorney’s fees and other expenses incurred by them in any litigation to which they become a party arising from their association with or activities on our behalf. We will also bear the expenses of such litigation for any of our directors, officers, employees, or agents, upon such person’s promise to repay us even if it is ultimately determined that any such person shall not have been entitled to indemnification. This indemnification policy could result in substantial expenditures by us which we may be unable to recoup.

DIRECTOR’S LIABILITY LIMITED.

Our Articles of Incorporation exclude personal liability of our directors to the Company and its stockholders for monetary damages for breach of fiduciary duty except in certain specified circumstances. Accordingly, we will have a much more limited right of action against our directors than would otherwise be the case. This provision does not affect the liability of any director under federal or applicable state securities laws.

NO PUBLIC MARKET FOR THE COMPANY’S SECURITIES.

Currently, there is no trading market for our shares of Common Stock, and although we plan to take affirmative steps to facilitate a market for our securities, there can be no assurance that we will be successful or, if successful, any such market can or will be developed. Hence, stockholders may not be able to resell their holdings should they wish to do so.

WE ARE AUTHORIZED TO ISSUE PREFERRED STOCK WHICH, IF ISSUED, MAY ADVERSELY AFFECT YOUR VOTING RIGHTS AND REDUCE THE VALUE OF YOUR SHARES OF COMMON STOCK.

Our Board of Directors is authorized by our Articles of Incorporation to issue shares of Preferred Stock without the consent of our stockholders. Any issuance of Preferred Stock may be detrimental to the value of our Common Stock. Preferred Stock when issued, may rank senior to the Common Stock with respect to voting rights, payment of dividends and amounts received by stockholders upon liquidation, dissolution or winding up. Such preferences will be set by our Board of Directors. The issuance of such Preferred Stock and the preferences given the Preferred Stock, do not need the approval of our stockholders. The existence of rights which are senior to Common Stock may reduce the value of our Common Stock - your investment. We do not currently have any plans to issue any shares of Preferred Stock. (See “Description of Securities.”)

Dividends. Since organization, we have conducted very limited business. We have had no earnings, and have paid no dividends to date. The payment of dividends, if any, will be within the discretion of our Board of Directors. Presently, we intend to retain all earnings, if any, for use in its business operations and, accordingly, the Board of Directors does not anticipate declaring any dividends in the foreseeable future. (See “DIVIDENDS.”)

Risks associated with this Offering

THE TRADING IN OUR SHARES WILL BE REGULATED BY THE SECURITIES AND EXCHANGE COMMISSION RULE 15G-9 WHICH ESTABLISHED THE DEFINITION OF A “PENNY STOCK.”

The shares registered herewith are defined as a penny stock under the Securities and Exchange Act of 1934, and rules of the Commission. The Exchange Act and such penny stock rules generally impose additional sales practice and disclosure requirements on broker-dealers who sell our securities to persons other than certain accredited investors who are, generally, institutions with assets in excess of $5,000,000 or individuals with net worth in excess of $1,000,000 or annual income exceeding $200,000 ($300,000 jointly with spouse), or in transactions not recommended by the broker-dealer. For transactions covered by the penny stock rules, a broker dealer must make certain mandated disclosures in penny stock transactions, including the actual sale or purchase price and actual bid and offer quotations, the compensation to be received by the broker-dealer and certain associated persons, and deliver certain disclosures required by the Commission. Consequently, the penny stock rules may make it difficult for you to resell any shares you may purchase, if at all.

SOME HOLDERS OF OUR SECURITIES MAY HAVE THE RIGHT TO RESCIND THEIR PURCHASES. IF THESE SECURITY HOLDERS EXERCISE THEIR RIGHT TO RESCIND THEIR PURCHASES, OUR OPERATIONS MAY BE ADVERSELY AFFECTED DUE TO THE COSTS ASSOCIATED WITH SUCH RESCISSION.

On October 15, 2008, the SEC declared the Company’s registration statement on Form S-1 effective.  Pursuant to Section 10(a)(3) of the Securities Act of 1933, as amended, when a prospectus is used more than nine months after the effective date of the registration statement, the information contained therein shall be as of a date not more than 16 months prior to such use. As of July 15, 2009, our selling stockholders could not sell any securities under such registration statement, as the Company had not filed a post effective amendment to update the information required in the prospectus.  Pursuant to Section 5 of the Securities Act of 1933, as amended, the selling stockholders were not able to make any sales of our securities unless we had an effective registration statement covering such securities. Further, the federal securities laws require registration of securities unless an appropriate exemption from the registration requirements of those laws is available. If it is determined that our selling stockholders sold securities under such registration statement at a time when that registration statement was not effective or that an exemption did not exist for the sale of these securities, we may have violated registration requirements as we would not have been in compliance with Section 5 of the Securities Act of 1933, as amended. If so, subsequent purchasers of these shares could seek rescission of their purchase and recover money paid for the securities. No investor has sought rescission of any purchase. The Securities Act of 1933, as amended, requires that any claim for rescission be brought within one year of the alleged violation. The time periods within which claims for rescission must be brought under state securities laws vary and may be two years or more from the date of the alleged violation. Further, we cannot assure you that courts will not apply equitable or other doctrines to extend the period within which purchasers may bring their claims. If any security holders exercise their right to rescind their purchases, our operations will be materially adversely affected as the costs associated with any rescission may be high.

Should federal or state securities regulators deem it necessary to bring administrative or legal actions against us based upon these disclosures, the defense of any enforcement action is likely to be costly, distracting to our management and if unsuccessful could result in the imposition of significant penalties. The filing of a claim for rescission or enforcement action against us or our officers or directors could materially and adversely impact our stock price, generate significant adverse publicity that materially affects our operations and materially impair our ability to raise capital through future sales of our securities.

USE OF PROCEEDS

The selling stockholders are selling shares of Common Stock covered by this prospectus for their own account. We will not receive any of the proceeds from the resale of these shares.

DETERMINATION OF OFFERING PRICE

There is no public market for the shares of Common Stock being registered. As a result, the offering price and other terms and conditions relative to our shares have been arbitrarily determined by us and do not necessarily bear any relationship to assets, earnings, book value or any other objective criteria of value. In addition, no investment banker, appraiser or other independent, third party has been consulted concerning the offering price for the shares or the fairness of the price used for the shares.

Although our Common Stock is not listed on a public exchange, we intend to file and obtain a listing on the Over the Counter Bulletin Board (OTCBB) concurrently with the filing of this prospectus. In order to be quoted on the Bulletin Board, a market maker must file an application on our behalf in order to make a market for our common stock. There can be no assurance that a market maker will agree to file the necessary documents with FINRA, which operates the OTC Electronic Bulletin Board, nor can there be any assurance that such an application for quotation will be approved.

In addition, there is no assurance that our Common Stock will trade at market prices in excess of the initial public offering price as prices for the common stock in any public market which may develop will be determined in the marketplace and may be influenced by many factors, including the liquidity.

DILUTION

The Common Stock to be sold by the selling stockholders is Common Stock that is currently issued. Accordingly, there will be no dilution to our existing stockholders.

SELLING SECURITY HOLDERS

Currently, 1,500,000 shares of our Common Stock are issued and outstanding and held by 27 stockholders of record. All of these shares are the subject of this prospectus and the registration statement filed herewith. The selling stockholders may be deemed to be underwriters.

The following table sets forth certain information regarding the selling stockholders. To our knowledge, except as otherwise indicated, each person or entity listed below has sole voting and investment power with respect to all shares of our common stock owned by such person or entity, except to the extent this power may be shared with such person’s spouse. The shares being offered hereby are being registered to permit public secondary trading, and the selling stockholders may offer all or part of the shares for resale from time to time. However, the selling stockholders are under no obligation to sell all or any portion of such shares nor are the selling stockholders obligated to sell any shares immediately upon effectiveness of this prospectus.

Name of Selling Security Holder	Shares of Common Prior To Opening	Shares of Common Stock Not Registered	Shares of Common Stock Outstanding With This Registration	Percentage of Common Stock After Registration
Claris Abedian	5,000	5,000	0	0.00%
Sona Anbarchian	5,000	5,000	0	0.00%
Ascot Funding (7)	125,000	125,000	0	0.00%
Arabo Axian	5,000	5,000	0	0.00%
Nejdik Axian	5,000	5,000	0	0.00%
Dejkoubi Axian	5,000	5,000	0	0.00%
Janet Bagoomian	5,000	5,000	0	0.00%
Sevan Barsegian	5,000	5,000	0	0.00%
Barjouhi Davoodi	5,000	5,000	0	0.00%
Astgik Dermovsessian	5,000	5,000	0	0.00%
Maxi Haghnazarian (1)	5,000	5,000	0	0.00%
Osheen Haghnazarian (2) (6)	380,000	380,000	0	0.00%
Lala Haghnazarian (3) (6)	5,000	5,000	0	0.00%
Jerk Hartoni	5,000	5,000	0	0.00%
Varoosh Mardyrossian	5,000	5,000	0	0.00%
Shahsanam Mardyrossian	5,000	5,000	0	0.00%
Teodick Nasiri	5,000	5,000	0	0.00%
Shakeh Nasiry	5,000	5,000	0	0.00%
Elma Navasartian	5,000	5,000	0	0.00%
Tatiana Nazarian	5,000	5,000	0	0.00%
Raffi Nazarian	5,000	5,000	0	0.00%
Helem Nazarian	5,000	5,000	0	0.00%
Renata Shahgolian	5,000	5,000	0	0.00%
Roland Shahagolian	5,000	5,000	0	0.00%
Apram Yaghobian (4)	5,000	5,000	0	0.00%
Adrineh Yaghobian (5)	5,000	5,000	0	0.00%
Hasmik Yaghobyan (6)	875,000	875,000	0	0.00%

(1)	Maxi Haghnazarian, a stockholder, is the father of Osheen Haghnazarian, Director, President, and CEO of the Company.

(2)	Osheen Haghnazarian, Director, President, and CEO is the son of Hasmik Yaghobyan, Director, CFO, CAO, Treasurer, and Secretary of the Company.

(3)
Lala Haghnazarian, a stockholder, is the daughter of Hasmik Yaghobyan, a Director, CFO, CAO, Treasurer, and Secretary of the Company, she is also the sister of Osheen Haghnazarian, Director, President, and CEO, of the Company.

(4)
Apram Yaghobian,, a stockholder, is the brother of Hasmik Yaghobyan, a  Director, CFO, CAO, Treasurer, and Secretary of the Company , he is also the uncle of Osheen Haghnazarian, Director, President, and CEO, of the Company.

(5)
Adrineh Yaghobian,, a stockholder, is the niece of Hasmik Yaghobyan, a Director, CFO, CAO, Treasurer, and Secretary of the Company , she is also the cousin of Osheen Haghnazarian, Director, President, and CEO, of the Company.

(6)	Osheen Haghnazarian, Director, President, and CEO, of the Company, and Lala Haghnazarian, a stockholder, are the children of Hasmik Yaghobyan, a Director, CFO, Treasurer, and Secretary of the Company.

(7)
Mr. Patrick Brooks serves as President of this company. He has contractual voting rights with respect to these shares and may be deemed to share voting and dispositive power. He disclaims beneficial ownership of these shares except to the extent of his pecuniary interest therein.

To the best of our knowledge none of the selling stockholders or their beneficial owners are broker-dealers or affiliated with broker dealers.

PLAN OF DISTRIBUTION AND RELATED STOCKHOLDER MATTERS

There are 27 selling stockholders. They may be deemed underwriters. They may sell some or all of their common stock in one or more transactions, including block transactions:

1.	On such public markets or exchanges as the common stock may from time to time be trading;

2.	In privately negotiated transactions;

3.	Through the writing of options on the common stock;

4.	In short sales; or

5.	In any combination of these methods of distribution.

The sales price to the public is fixed at $0.05 per share until such time as the shares of our common stock become traded on the Bulletin Board operated by the Financial Industry Regulatory Authority or another exchange. If our common stock becomes quoted on the Bulletin Board or another exchange, then the sales price to the public will vary according to the selling decisions of each selling stockholder and the market for our stock at the time of resale. In these circumstances, the sales price to the public may be:

1.	The market price of our common stock prevailing at the time of sale;

2.	A price related to such prevailing market price of our common stock; or

3.	Such other price as the selling stockholders determine from time to time.

The shares may also be sold in compliance with the Securities and Exchange Commission’s Rule 144. The selling stockholders may also sell their shares directly to market makers acting as principals or brokers or dealers, who may act as agent or acquire the common stock as a principal. Any broker or dealer participating in such transactions as agent may receive a commission from the selling stockholders, or, if they act as agent for the purchaser of such common stock, from such purchaser. The selling stockholders will likely pay the usual and customary brokerage fees for such services. Brokers or dealers may agree with the selling stockholders to sell a specified number of shares at a stipulated price per share and, to the extent such broker or dealer is unable to do so acting as agent for the selling stockholders, to purchase, as principal, any unsold shares at the price required to fulfill the respective broker’s or dealer’s commitment to the selling stockholders. Brokers or dealers who acquire shares as principals may thereafter resell such shares from time to time in transactions in a market or on an exchange, in negotiated transactions or otherwise, at market prices prevailing at the time of sale or at negotiated prices, and in connection with such re-sales may pay or receive commissions to or from the purchasers of such shares. These transactions may involve cross and block transactions that may involve sales to and through other brokers or dealers.

We can provide no assurance that all or any of the common stock offered will be sold by the selling stockholders. We are bearing all costs relating to the registration of the common stock, estimated to be $30,000. The selling stockholders, however, will pay commissions or other fees payable to brokers or dealers in connection with any sale of the common stock. The selling stockholders must comply with the requirements of the Securities Act of 1933 and the Securities Exchange Act of 1934 in the offer and sale of the common stock. In particular, during such times as the selling stockholders may be deemed to be engaged in a distribution of the common stock, and therefore be considered to be an underwriter, they must comply with applicable law and may, among other things:

1.	Not engage in any stabilization activities in connection with our common stock;

2.	Furnish each broker or dealer through which common stock may be offered, such as copies of this prospectus, as amended from time to time, as may be required by such broker or dealer; and

3.	Not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities other than as permitted under the Securities Exchange Act of 1934.

There is no assurance that any of the selling stockholders will sell any or all of the shares offered by them. Under the securities laws of certain states, the shares may be sold in such states only through registered or licensed brokers or dealers. In addition, in certain states the shares may not be sold unless they have been registered or qualified for sale in that state or an exemption from registration or qualification is available and is met.

Section 15(g) of the Exchange Act

Our shares are covered by Section 15(g) of the Securities Exchange Act of 1934, as amended, and Rules 15g-1 through 15g-6 and Rule 15g-9 promulgated thereunder. They impose additional sales practice requirements on broker-dealers who sell our securities to persons other than established customers and accredited investors (generally institutions with assets in excess of $6,000,000 or individuals with net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouses). While Section 15(g) and Rules 15g-1 through 15g-6 apply to brokers-dealers, they do not apply to us.

Rule 15g-1 exempts a number of specific transactions from the scope of the penny stock rules. Rule 15g-2 declares unlawful broker-dealer transactions in penny stocks unless the broker-dealer has first provided to the customer a standardized disclosure document.

Rule 15g-3 provides that it is unlawful for a broker-dealer to engage in a penny stock transaction unless the broker-dealer first discloses and subsequently confirms to the customer current quotation prices or similar market information concerning the penny stock in question.

Rule 15g-4 prohibits broker-dealers from completing penny stock transactions for a customer unless the broker-dealer first discloses to the customer the amount of compensation or other remuneration received as a result of the penny stock transaction.

Rule 15g-5 requires that a broker-dealer executing a penny stock transaction, other than one exempt under Rule 15g-1, disclose to its customer, at the time of or prior to the transaction, information about the sales persons compensation.

Rule 15g-6 requires broker-dealers selling penny stocks to provide their customers with monthly account statements.

Rule 15g-9 requires broker-dealers to approve the transaction for the customer’s account; obtain a written agreement from the customer setting forth the identity and quantity of the stock being purchased; obtain from the customer information regarding his investment experience; make a determination that the investment is suitable for the investor; deliver to the customer a written statement for the basis for the suitability determination; notify the customer of his rights and remedies in cases of fraud in penny stock transactions; and, the FINRA’s toll free telephone number and the central number of the North American Administrators Association, for information on the disciplinary history of broker-dealers and their associated persons. The application of the penny stock rules may affect your ability to resell your shares.

The application of the penny stock rules may affect your ability to resell your shares.

DESCRIPTION OF CAPITAL STOCK
General

The following summary describes the terms of our securities that we consider to be material, but does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of our Articles of Incorporation, our bylaws and applicable Colorado law. Complete copies of our Articles of Incorporation and bylaws are filed with the Securities and Exchange Commission as exhibits to the registration statement of which this prospectus is a part.

Common Stock

We are authorized to issue 100,000,000 shares of Common Stock, without par value. Holders of our Common Stock are entitled to one vote for each share held on all matters submitted to a vote of stockholders and do not have cumulative voting rights. Accordingly, holders of a majority of the shares of Common Stock entitled to vote in any election of directors may elect all of the directors standing for election. Holders of Common Stock are entitled to receive proportionately any dividends that may be declared by our board of directors, subject to any preferential dividend rights of outstanding preferred stock. In the event of our liquidation, dissolution or winding up, holders of Common Stock will be entitled to receive proportionately any of our assets remaining after the payment of liabilities and subject to the prior rights of any outstanding Preferred Stock. Holders of Common Stock have no preemptive, subscription, redemption or conversion rights. All of our outstanding shares of Common Stock are duly authorized, validly issued, fully paid and non-assessable.

Preferred Stock

We are authorized to issue up to 25,000,000 shares of Preferred Stock, without par value. Our Board of Directors has the authority, without further action by the stockholders, to issue shares of Preferred Stock in one or more series and to designate the rights, preferences, privileges and restrictions of each series. The issuance of Preferred Stock could have the effect of restricting dividends on the Common Stock, diluting the voting power of the Common Stock, impairing the liquidation rights of the Common Stock or delaying or preventing our change of control without further action by our stockholders. There are no shares of Preferred Stock outstanding nor is there in effect any resolution of Board with respect to the issuance of such shares.

No Public Market for Common Stock

There is presently no public market for our shares of common stock. We anticipate applying for trading of our common stock on the over the counter bulletin board, maintained by the FINRA, upon the effectiveness of the registration statement of which this prospectus forms a part.

There are several requirements for listing our shares on the FINRA bulletin board, including:

•	We must make filings pursuant to Sections 13 and 15(d) of the Securities Exchange Act of 1934;

•	We must remain current in our filings;

•
We must find a member of the FINRA to file a Form 211 on our behalf. The information contained within Form 211 includes comprehensive data about our company and our shares. Form 211 and our prospectus will be filed with FINRA so that they can determine if there is sufficient publicly available information about us and whether our shares should be listed for trading.

•	We can provide no assurance that our shares will be traded on the bulletin board or, if traded, that a public market will materialize.

Penny Stock Reform Act of 1990

The Securities Enforcement and Penny Stock Reform Act of 1990 require additional disclosure for trades in any stock defined as a penny stock. The Securities and Exchange Commission has adopted regulations that generally define a penny stock to be any equity security that has a market price of less than $5.00 per share, subject to exceptions. Under this rule, broker/dealers who recommend these securities to persons other than established customers and accredited investors must make a special written suitability determination for the purchaser and receive the purchaser’s written agreement to a transaction before sale. Our shares will probably be subject to the Penny Stock Reform Act, thus potentially decreasing the ability to easily transfer our shares.

INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

BUSINESS

Corporate History

Ventura Assets Limited is a Colorado corporation organized on August 21, 2002. The Company was formed to develop a software program to centralize the booking of recreational and vacation activities. The Company’s initial capital proven insufficient to complete its planned activity and the project was abandoned in 2003,when the Company ceased business operations.

Business of Issuer

The Company has it intends to provide unclaimed property location services to the public and businesses. We will assist clients in obtaining information regarding lost or forgotten estates, unclaimed assets and/or financial belongings in any or all of the United States. We would seek to locate assets that have, for example, escheated to the state, federal government and/or governmental agencies, which are holding monies and assets and assist in the return of such monies and assets to their legal owners. The success of our business will be dependent on our ability to file and realize claims, of which there can be no assurance.

Industry Background

The origin of unclaimed property law dates back to English common law. Abandoned land was returned to the King along with the transfer of those property rights. Today, this concept has been adopted by the states and applied to intangible property as well as tangible property, excluding real estate. The states do not take permanent title to the property but act as custodians to safeguard such properties for the rightful owner or until claimed by heirs.

Unclaimed property consists primarily of various types of intangible personal property. Examples of these include: savings and checking accounts, uncashed checks, securities (i.e. stocks and bonds), dividends, insurance refunds or claims, oil royalties, wages, utility refunds/deposits, bail bonds, and child support payments. There are many ways owners (and heirs) lose track of assets. These reasons include: records being lost, destroyed or incomplete; ignorance; and forgetfulness.

Future Growth Strategy

We will obtain lists from the Comptrollers Offices in the states in which we intend to search for missing property. These lists typically contain the names of individuals or businesses, whose assets have escheated to state or local governments, the last known address where correspondence was sent and the year in which it was turned over to the state. We would then conduct a search utilizing telephone and professional directories, as well as on-line search engines, to locate asset owners. If we are able to verify rightful ownership and documentation, we will then contact these persons or businesses, and inform them of the claim. If it is deduced that a subject individual is deceased, we will obtain court records of the executor of the estate and inform the estate of the claim. In the case of businesses, we will contact the Comptroller or Treasurer of the business, as the individual with authority to lay claim to the found asset. We will then file claims on behalf of persons and businesses, when authorized to do so an Agent.

We will invest in technology and the purchase of property/asset lists and directories from respective state(s) and governmental agencies. We anticipate that disbursements from the state(s) and/or governmental agencies will take a significant period of time. Accordingly, operating losses are anticipated for at least one year after commencing business.

We will charge a fee for each realized claim. Such fees are generally regulated by the state and the fee scale varies from five to fifteen percent of the amount of the claim. Depending on the state in which the assets are located, reclaimed assets are either sent directly to the individual or business or to the Agent filing the claim. Depending on the nature of the transaction, we will be compensated from the funds received by us as Agent for the client or, we may be compensated directly from the client after they receive the assets. Compensation to the Company will be subject to pre-arranged, contractual agreements. While we anticipate amicable relations with the beneficiaries of our services, it should be understood that the potential exists that such beneficiaries may refuse to pay as agreed, or refuse to enter into arrangements with us, in which case the Company may lose revenue for work performed or in fact find itself in litigation with clients.

We believe that the primary competitive factors which will affect our business are reputation, speed, efficiency of claim reclamation, quality of personalized service, marketing, convenience, reliability and the ability to purchase sufficient lists and directories of unclaimed or undistributed property/assets. There can be no assurance that we will be able to compete successfully against current and future competitors and, competitive pressures faced by us may have a material and adverse effect on our business, prospects, financial condition and results of operations.

The market for asset reclamation services is fragmented, rapidly evolving and highly competitive. Barriers to entry are minimal, and current and new competitors can conduct operations relatively inexpensively. We will compete with (i) various on-line businesses which provide similar services, (ii) individuals who are knowledgeable of the procedures and processes of reclaiming assets, and (iii) a large number of small entities with localized operations around the country.

We have not as yet commenced operations. Future revenues and profitability will depend upon various factors including competition, market acceptance of our services and general economic conditions. We anticipate that our business will generate revenues from a wide cross section of the general public, persons and businesses, rather than from a few major customers.

Properties

Our offices are presently located at the residence of the directors and officers of the Company. The address is: 2241 Flintridge Drive, Glendale, California 91206. We are provided with a single office space of 144 square feet. With effect from April 2008, we have agreed to pay the sum off $95 per month to defray the cost of office expenses, including telephone.

Regulation

We will be subject to regulation from various state and federal governmental agencies. Laws governing issues such as maximum finders’ fees and required licenses to conduct business are regulated by local, state, and federal law. Existing laws and regulations as well as amendments to such laws and regulations (or the adoption of new laws and regulations) could have a material adverse effect on our business, prospects, financial condition and results of operations. Because of the number of jurisdictions potentially involved, it is likely that certain laws or regulations could be amended in ways unfavorable to Company operations.

Competition

We are new and unseasoned in the business in which we will engage. There are numerous individuals and businesses engaged in the business of asset reclamation. Many of them are established, have greater financial resources and experienced management. Our management, by contrast, has relatively little experience in this field. Accordingly, we will be at a competitive disadvantage in the marketplace. Further, because of the ease of entry to the business marketplace, it is probable that additional, better financed, and more experienced individual and companies will enter the marketplace and compete with us.

INDEMNIFICATION

Articles 7-109-101 through 7-109-109 of the Colorado Business Corporation Act provides that any director or officer of a Colorado corporation may be indemnified against judgments, penalties, fines, settlements and reasonable expenses actually incurred by him in connection with or in defending any action, suit or proceeding in which he is a party by reason of his position, so long as it shall be determined that he conducted himself in good faith and reasonably believed that his conduct was in the corporation’s best interest. If a director or officer is wholly successful, on the merits or otherwise, in connection with such proceeding, such indemnification is mandatory.

Our Articles of Incorporation and By-laws contain provisions which provide, amongst other things, that we shall indemnify certain persons, including officers and directors, against judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in our best interest, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. As to any action brought by or in our right, such indemnification is limited to expenses (including attorney’s fees) actually and reasonably incurred in connection with the defense or settlement of the case, and shall not be made, absent court approval, if it was determined that such person was liable for gross negligence or misconduct in the performance of his duty to us.

AVAILABLE INFORMATION

We have filed with the SEC a registration statement on Form S-1, including exhibits filed with the registration statement of which this prospectus is a part, under the Securities Act with respect to the shares of common stock to be sold in this offering. This prospectus does not contain all of the information set forth in the registration statement and exhibits to the registration statement. For further information with respect to our company and the shares of common stock to be sold in this offering, reference is made to the registration statement, including the exhibits to the registration statement. Copies of the registration statement, including the exhibits to the registration statement, may be examined without charge at the public reference room of the SEC, 100 F Street, N.E., Room 1580, Washington, DC 20549. Information about the operation of the public reference room may be obtained by calling the SEC at 1-800-SEC-0330. Copies of all or a portion of the registration statement may be obtained from the public reference room of the SEC upon payment of prescribed fees. Our SEC filings, including our registration statement, are also available to you on the SEC’s website at: www.sec.gov.

Ventura Assets Limited
Balance Sheets June 30, 2010 Unaudited

	June 30,	December 31,
	2010	2009
	Unaudited	Audited

Assets
Current Assets:
Cash	$103	$103
	-	-
	-	-
Total Current Assets	$103	$103

Fixed Assets-Net	-	-

Other Assets	-	-

Total Assets	$103	$103

Current Liabilities:
Accounts Payable	$12,500	$8,450
Notes Payable (Note 3)	14,620	14,620
Other Payable (Note 4)	750

Total Current Liabilities	$27,870	$23,070

Notes Payable-Long Term	-	-

Total Liabilities	$27,870	$23,070

Stockholders' Equity
Common Stock, authorized 50,000,000 shares, $0.01 par value, 1,500,000, shares issued and outstanding respectively.	$15,000	$15,000
Preferred Stock, authorized 25,000,000 shares,$0.001 par value, 0 shares issued and outstanding	-	-
Retained Earnings (Deficit)	(42,767)	(37,967)
Stockholders' Equity (Deficit)	$(27,767)	$(22,967)
Total Liabilities and Stockholders' Equity	$103	$103

The accompanying notes are an integral part of these financial statements.

Ventura Assets Limited Statement of Operations June 30, 2010 Unaudited
	June 30, 2010	June 30, 2009		Inception Through June 30, 2010

Sales	$-		$-	$-

Cost of Sales	-		-	-

Gross Profit	$-		$-	$-

Expenses:
General and Administrative	$4,050		$6,000	$42,017

Total Expenses	$4,050		$6,000	$42,017

Net Profit (Loss) from Operations	$(4,050)		$(6,000)	$(42,017)

Other Expenses:
Interest	-		-	-

Extraordinary Item:
Loss on R escission of Sales	$750	$		$750

Net Profit (Loss)	$(4,800)		$(6,000)	$(42,767)
Net Loss per Share	(0.0032)		(0.0040)	(0.0285)
	1,500,000		1,500,000	1,500,000
Weighted Average Shares Outstanding

The accompanying notes are an integral part of these financial statements.

Ventura Assets Limited Statement of Cash Flows June 30, 2010 Unaudited

	June 30, 2010	June 30, 2009		Inception Through June 30, 2010

Cash Flows from Operating Activities:
Net Loss	$(4,800)		$(6,000)	$(42,767)
Adjustments to reconcile net loss to net cash
provided by operating activities:
Increase in Other Payable	$750	$		$9,750

Net Cash Flows Used in Operating Activities	$(4,050)		$(6,000)	$(33,017)

Cash Flows from Investing Activities	-		-	-
				-

Cash Flows from Financing Activities:
Increase in Note Payable	$4,050		$6,000	$18,120
Common Stock Issued for Cash	-		-	15,000

Net Cash Flows from Financing Activities	$4,050		$6,000	$33,120

Net Increase (Decrease) in Cash	$-		$-	$103

Cash at the Beginning of the Period	$103		$103	$-

Cash at the End of the Period	$103		$103	$103
Income Taxes Paid
Interest Paid	$-		-	-

The accompanying notes are an integral part of these financial statements.

Ventura Assets Limited
(A Development Stage Company)
Notes to Financial Statements
June 30, 2010
Unaudited

Note 1 – Organization and Principal Activities

Organization and Description of Business

Ventura Assets Limited (a development stage company) provides unclaimed property location services to the public and businesses. The Company assists clients in obtaining information regarding lost or forgotten estates, unclaimed assets and/or financial belongings in any or all of the United States.   The Company was incorporated under the laws of the State of Colorado on August 9, 2002, and has its principal office in Glendale, California.

Note 2 - Summary of Significant Accounting Policies

Basis of Presentation

The financial statements are prepared in accordance with accounting principles generally accepted in the United States of America. The preparation of the financial statements requires management to make estimates and assumptions that affect the reported amounts in the financial statements, including the estimated useful lives of tangible and intangible assets. Management believes the estimates used in preparing the financial statements are reasonable and prudent. Actual results could differ from these estimates.

Financial Instruments

The Company’s financial instruments include cash and cash equivalents, accounts payable, and notes payable.  At the year ends the carrying cost of these instruments approximate their fair value.

Cash Equivalents

Cash equivalents include highly liquid investments with maturities of three months or less.

Intangible Assets

In accordance with SFAS No. 142 (ASC 350),  "Goodwill and Other Intangible  Assets," the Company evaluates  intangible assets and other long-lived assets for impairment, at least on an annual basis and  whenever  events or changes in circumstances indicate  that the carrying  value may not be recoverable  from its estimated  future cash flows.  Recoverability of intangible assets and other long-lived assets is measured by comparing their net book value to the related projected undiscounted cash flows from these assets, considering a number of factors   including past operating results, budgets, economic projections, market trends and product development cycles. If the net book value of the asset exceeds the related undiscounted cash flows, the asset is considered impaired, and a second test is performed to measure the amount of impairment loss.

Revenue Recognition

Revenue is recognized in accordance with SEC Staff Accounting Bulletin No. 104 (ASC 605-10), “Revenue Recognition”.  The Company recognizes revenue when the significant risks and rewards of ownership have been transferred to the customer pursuant to applicable laws and regulations, including factors such as when there has  been evidence of a sales arrangement, delivery has occurred, or service have been rendered, the price to the buyer is fixed or determinable, and collectability is reasonably assured.

Ventura Assets Limited
(A Development Stage Company)
Notes to Financial Statements
June 30, 2010
Unaudited

Note 2 - Summary of Significant Accounting Policies (continued)

Stock-Based Compensation

In December 2004, the FASB issued SFAS No. 123R, “Share Based Payment” (ASC 718). SFAS No. 123R establishes the accounting for grants of stock options and other transactions in which an entity exchanges its equity instruments for goods or services. It also addresses transactions in which an entity incurs liabilities in exchange for goods or services that are based on the fair value of the entity's equity instruments or that may be settled by the issuance of those equity instruments. SFAS No. 123R (1) revises SFAS No. 123, “Accounting for Stock-Based Compensation,” (2) supersedes Accounting Principles Bulletin (“APB”) Opinion No. 25, “Accounting for Stock Issued to Employees,” and (3) establishes fair value as the measurement objective for share-based payment transactions. The Company is following the provisions of SFAS No. 123R and has recorded compensation expenses related to the granting of stock options to employees.

Income Taxes

Income taxes are accounted for in accordance with SFAS 109 (ASC 740-10), Accounting for Income Taxes, using the asset and liability method.  Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and tax credit carry forwards.  Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.  The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

Earnings Per Common Share

Statement of Financial Accounting Standards No. 128 (ASC 260-10), “Earnings Per Share”, requires presentation of basic earnings per share (”Basic EPS”) and diluted earnings per share (“Diluted EPS”).  Basic earnings (loss) per share is computed by dividing earnings (loss) available to common stockholders by the weighted average number of common shares outstanding (including shares reserved for issuance) during the period.  Diluted earnings per share gives effect to all dilutive potential common shares outstanding during the period.

The Company did not have any potentially dilutive securities outstanding during the period August 21, 2002 (date of inception) through March 31, 2010.  Accordingly, basic and diluted loss per common share is the same.

Advertising

The costs of advertising, promotion and marketing programs are charged to operations in the calendar year incurred.

Segmented Information

Management has determined that the Company operates in one dominant industry segment.  Additional segment disclosure requirements will be evaluated as it expands its operations.

Concentration of Credit Risk

Financial instruments, which potentially subject the Company to concentrations of credit risk, consist of cash and cash equivalents and accounts receivables. The Company places its cash with high quality financial institutions and at times may exceed the FDIC $250,000 insurance limit. The Company extends credit based on an evaluation of the customer's financial condition, generally without collateral. Exposure to losses on receivables is principally dependent on each customer's

Ventura Assets Limited
(A Development Stage Company)
Notes to Financial Statements
June 30, 2010
Unaudited

Note 2 - Summary of Significant Accounting Policies (continued)

financial condition. The Company monitors its exposure for credit losses and maintains allowances for anticipated losses, as required.  Accounts are “written-off” when deemed uncollectible.

Special – purpose entities

The Company does not have any off-balance sheet financing activities.

Going Concern

The accompanying financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America, which contemplate continuation of the Company as a going concern. As of March 31, 2010, the Company had an accumulated deficit, a working capital deficit, and no established source of revenue. These conditions, among others, raise substantial doubt as to the Company’s ability to continue as a going concern. These financial statements do not include any adjustments that might result from the outcome of this uncertainty. These financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts, or amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

The Company’s ability to continue in business is dependent upon obtaining sufficient financing or attaining profitable operations. These financial statements do not include any adjustments that might result from the outcome of these uncertainties.

Use of estimates

The preparation of financial statements in conformity with U.S. generally accepted accounting principles (GAAP) requires management to make estimates and assumptions that affect the amounts reported in the financial statements. The Company bases its estimates on historical experience, management expectations for future performance, and other assumptions as appropriate. Key areas affected by estimates include the assessment of the recoverability of long-lived assets, which is based on such factors as estimated future cash flows. The Company re-evaluates its estimates on an ongoing basis. Actual results may vary from those estimates.

Organizational costs

The Company expenses all start-up and organizational costs as they are incurred in accordance with the provisions of Statement of Position (SOP) 98-5 (ASC 720-15), “Reporting on the Costs of Start-up Activities” issued by the American Institute of Certified Public Accountants.

Website Development Costs

The Company accounts for website development costs in accordance with Emerging Issues Task Force (EITF) No. 00-2 (ASC 350).  Accordingly, all costs incurred in the planning stage are expensed as incurred, costs incurred in the website application and infrastructure development stage are accounted for in accordance with Statement of Position (SOP) 98-1 (ASC 350-40) which requires the capitalization of certain costs that meet specific criteria, and costs incurred in the day to day operation of the website are expensed as incurred.

Ventura Assets Limited
(A Development Stage Company)
Notes to Financial Statements
June 30, 2010
Unaudited

Note 2 - Summary of Significant Accounting Policies (continued)

Recent Accounting Pronouncements

The Company does not expect the adoption of recently issued accounting pronouncements to have a significant impact on the Company’s results of operations, financial position or cash flow.

Note 3 – Note Payable - Related Party

The Company has received a $14,620 loan from Ms. Yaghobyan, as officer and director of the company. The loan is unsecured, payable on demand without interest.

Note 4 - Other Payable

On December 10, 2009 and December 16, 2009, respectively, certain shareholders of the Company sold shares of the Company’s common stock into the market in the aggregate amount of 15,000 shares.  At the time of such sales, the Company’s registration was not effective as the information contained in the prospectus was not current in accordance with Section 10(a)(3) of the Securities Act of 1933, as amended (the “Securities Act”).  Because such sales were not consistent with Section 5 of the Securities Act, the purchasers of such shares may be entitled to a number of remedies, including a one-year rescission right with respect to any shares of our common stock which may have been improperly sold to them. Going forward, the Company will keep a liability of $750 (15,000 x $0.05) on its balance sheet as a liability for the potential rescissions of sales by those purchasers.

Note 5 – Income Taxes

The Company has a net operating loss carry forward of approximately $42,017 which is available to offset future taxable income and will expire in various amounts beginning in 2022.

Note 6 – Income Taxes

The federal income tax benefit of this net operating loss is $7,000 and has been offset with a valuation allowance of $7,000 due to the uncertainty that the net operating loss will be used.

Note 7 – Common Stock

On August 21, 2002, the Company issued 1,500,000 shares of common stock as founder shares that resulted in gross proceeds of $15,000.

Note 8 – Subsequent Events

In accordance with ASC 855-10, the Company has analyzed its operations subsequent to March 31, 2010 through the date these financial statements were filed with the Securities and Exchange Commission and has determined that it does not have any material subsequent events to disclose.

Silberstein Ungar, PLLC CPAs and Business Advisors

Phone (248) 203-0080
Fax (248) 281-0940
30600 Telegraph Road, Suite 2175
Bingham Farms, MI 48025-4586
www.sucpas.com

Report of Independent Registered Public Accounting Firm

To the Board of Directors of
Ventura Assets Limited
Glendale, California

We have audited the accompanying balance sheets of Ventura Assets Limited (the “Company”) as of December 31, 2009 and 2008, and the related statements of operations, stockholders’ deficit, and cash flows for the years then ended and for the period from August 9, 2002 (inception) through December 31, 2009. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Ventura Assets Limited as of December 31, 2009 and 2008 and the results of its operations and its cash flows for the years then ended and the period from August 9, 2002 (inception) through December 31, 2009 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has limited working capital, has not yet received revenue from sales of products or services, and has incurred losses from operations. These factors raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans with regard to these matters are described in Note 2. The accompanying financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Silberstein Ungar, PLLC
Bingham Farms, Michigan

March 18, 2010

Ventura Assets Limited
(A Development Stage Company)
Balance Sheets
December 31, 2009 and 2008

	December 31,	December 31,
	2009	2008
Assets
Current Assets:
Cash	$103	$103

Total Assets	$103	$103

Liabilities & Stockholders’ Deficit

Liabilities

Current Liabilities:
Accounts Payable	$8,450	$-
Notes Payable	14,620	6,370

Total Liabilities	23,070	6,370

Stockholders’ Deficit

Common Stock, authorized 50,000,000
Shares at $0.01 par value, 1,500,000 Shares
issued and outstanding respectively	15,000	15,000

Preferred Stock, authorized 25,000,000
Shares at $0.001 par value, issued and
outstanding	-	-

Deficit Accumulated in the Development Stage	(37,967)	(21,267)

Total Stockholders’ Deficit	(22,967)	(6,267)

Total Liabilities & Stockholders’ Deficit	$103	$103

The accompanying notes are an integral part of the financial statements.

Ventura Assets Limited
(A Development Stage Company)
Statements of Operations
Years Ended December 31, 2009 and 2008
Period from August 9, 2002 (inception) to December 31, 2009

			August 9, 2002
	Year	Year	(Inception)
	Ended	Ended	Through
	December 31, 2009	December 31, 2009	December 31, 2009

Sales	$-	$-	$-

Cost of Sales	-	-	-

Gross Profit	-	-	-

Operating Expenses
General and Administrative	16,700	6,170	37,967

Net Loss
from Operations	(16,700)	(6,170)	(37,967)

Provision for Income Taxes	-	-	-

Net Loss	$(16,700)	$(6,170)	$(37,967)

Net Loss Per Share	$(0.10)	$(0.04)
Weighted Average Shares
Outstanding	1,500,000	1,500,000

The accompanying notes are an integral part of the financial statements.

Ventura Assets Limited
(A Development Stage Company)
Statement of Stockholders’ Deficit
December 31, 2009

			Deficit
			Accumulated
			in the
	Common Stock		Development
	Shares	Amount	Stage	Total
Balance, April 21, 2002 Founder Shares Issued	1,500,000	$15,000	$-		$$15,000
Net Loss	-	-	(43)		(43)
Balance December 31, 2002	1,500,000	15,000	(43)		14,957
Net Loss	-	-	(14,954)		(14,954)
Balance December 31, 2003	1,500,000	15,000	(14,997)		3
Net Loss	-	-	-		-
Balance December 31, 2004	1,500,000	15,000	(14,997)		3
Net Loss	-	-	(57)		(57)
Balance December 31, 2005	1,500,000	15,000	(15,054)		(54)
Net Loss	-	-	(45)		(45)
Balance December 31, 2006	1,500,000	15,000	(15,099)		(99)
Net Income	-	-	2		2
Balance December 31, 2007	1,500,000	15,000	(15,097)		(97)
Net Loss	-	-	(6,170)		(6,170)
Balance December 31, 2008	1,500,000	15,000	(21,267)		(6,267)
Net Loss	-	-	(16,700)		(16,700)
Balance December 31, 2009	1,500,000	$15,000	$(37,967)	$	$(22,967)

The accompanying notes are an integral part of the financial statements.

Ventura Assets Limited
(A Development Stage Company)
Statements of Cash Flows
Years Ended December 31, 2009 and 2008
Period from August 9, 2002 (inception) to December 31, 2009

			August 9, 2002
	Year	Year	(Inception)
	Ended	Ended	Through
	December 31, 2009	December 31, 2008	December 31, 2009

Cash Flows From Operating Activities:
Net Loss	$(16,700)	$(6,170)	$(37,967)
Adjustments to reconcile net loss to net cash
provided by operating activities:
Increase in Accounts Payable	8,450		8,450
Net Cash Flows Used in Operating Activities	(8,250)	(6,170)	(29,517)

Cash Flows from Investing Activities	-	-	-

Cash Flows From Financing Activities:
Increase in Notes Payable	8,250	6,170	14,620
Common Stock Issued for Cash	-	-	15,000
Net Cash Flows Provided by Financing Activities	8,250	6,170	29,620

Net Increase In Cash	-	-	103

Cash at the Beginning of the Period	103	103	-

Cash at the End of the Period	$103	$103	$103

Supplemental Cash Flow Disclosures:
Income Taxes Paid	-	-	-
Interest Paid	-	-	-

The accompanying notes are an integral part of the financial statements.

Ventura Assets Limited
(A Development Stage Company)
Notes to Financial Statements
December 31, 2009

Note 1 – Organization and Principal Activities

Organization and Description of Business

Ventura Assets Limited (a development stage company) provides unclaimed property location services to the public and businesses. The Company assists clients in obtaining information regarding lost or forgotten estates, unclaimed assets and/or financial belongings in any or all of the United States.  The Company was incorporated under the laws of the State of Colorado on August 9, 2002, and has its principal office in Glendale, California.

Note 2 - Summary of Significant Accounting Policies

Basis of Presentation

The financial statements are prepared in accordance with accounting principles generally accepted in the United States of America. The preparation of the financial statements requires management to make estimates and assumptions that affect the reported amounts in the financial statements, including the estimated useful lives of tangible and intangible assets. Management believes the estimates used in preparing the financial statements are reasonable and prudent. Actual results could differ from these estimates.

Financial Instruments

The Company’s financial instruments include cash and cash equivalents, accounts payable, and notes payable. At the year ends the carrying cost of these instruments approximate their fair value.

Cash Equivalents

Cash equivalents include highly liquid investments with maturities of three months or less.

Intangible Assets

In accordance with SFAS No. 142 (ASC 350), ”Goodwill and Other Intangible Assets,” the Company evaluates intangible assets and other long-lived assets for impairment, at least on an annual basis and whenever events or changes in circumstances indicate that the carrying value may not be recoverable from its estimated future cash flows. Recoverability of intangible assets and other long-lived assets is measured by comparing their net book value to the related projected undiscounted cash flows from these assets, considering a number of factors  including past operating results, budgets, economic projections, market trends and product development cycles. If the net book value of the asset exceeds the related undiscounted cash flows, the asset is considered impaired, and a second test is performed to measure the amount of impairment loss.

Ventura Assets Limited
(A Development Stage Company)
Notes to Financial Statements
December 31, 2009

Note 2 - Summary of Significant Accounting Policies (continued)

Revenue Recognition

Revenue is recognized in accordance with SEC Staff Accounting Bulletin No. 104 (ASC 605-10), “Revenue Recognition”. The Company recognizes revenue when the significant risks and rewards of ownership have been transferred to the customer pursuant to applicable laws and regulations, including factors such as when there has been evidence of a sales arrangement, delivery has occurred, or service have been rendered, the price to the buyer is fixed or determinable, and collectability is reasonably assured.

Stock-Based Compensation

In December 2004, the FASB issued SFAS No. 123R, “Share Based Payment” (ASC 718). SFAS No. 123R establishes the accounting for grants of stock options and other transactions in which an entity exchanges its equity instruments for goods or services. It also addresses transactions in which an entity incurs liabilities in exchange for goods or services that are based on the fair value of the entity’s equity instruments or that may be settled by the issuance of those equity instruments. SFAS No. 123R (1) revises SFAS No. 123, “Accounting for Stock-Based Compensation,” (2) supersedes Accounting Principles Bulletin (“APB”) Opinion No. 25, “Accounting for Stock Issued to Employees,” and (3) establishes fair value as the measurement objective for share-based payment transactions. The Company is following the provisions of SFAS No. 123R and has recorded compensation expenses related to the granting of stock options to employees.

Income Taxes

Income taxes are accounted for in accordance with SFAS 109 (ASC 740-10), Accounting for Income Taxes, using the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and tax credit carry forwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

Earnings Per Common Share

Statement of Financial Accounting Standards No. 128 (ASC 260-10), “Earnings Per Share”, requires presentation of basic earnings per share (“Basic EPS”) and diluted earnings per share (“Diluted EPS”). Basic earnings (loss) per share is computed by dividing earnings (loss) available to common stockholders by the weighted average number of common shares outstanding (including shares reserved for issuance) during the period. Diluted earnings per share gives effect to all dilutive potential common shares outstanding during the period.

Ventura Assets Limited
(A Development Stage Company)
Notes to Financial Statements
December 31, 2009

Note 2 - Summary of Significant Accounting Policies (continued)

The Company did not have any potentially dilutive securities outstanding during the period August 21, 2002 (date of inception) through December 31, 2009. Accordingly, basic and diluted loss per common share is the same.

Advertising

The costs of advertising, promotion and marketing programs are charged to operations in the calendar year incurred.

Segmented Information

Management has determined that the Company operates in one dominant industry segment. Additional segment disclosure requirements will be evaluated as it expands its operations.

Concentration of Credit Risk

Financial instruments, which potentially subject the Company to concentrations of credit risk, consist of cash and cash equivalents and accounts receivables. The Company places its cash with high quality financial institutions and at times may exceed the FDIC $250,000 insurance limit. The Company extends credit based on an evaluation of the customer’s financial condition, generally without collateral. Exposure to losses on receivables is principally dependent on each customer’s financial condition. The Company monitors its exposure for credit losses and maintains allowances for anticipated losses, as required. Accounts are “written-off” when deemed uncollectible.

Special – purpose entities

The Company does not have any off-balance sheet financing activities.

Going Concern

The accompanying financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America, which contemplate continuation of the Company as a going concern. As of December 31, 2009, the Company had an accumulated deficit, a working capital deficit, and no established source of revenue. These conditions, among others, raise substantial doubt as to the Company’s ability to continue as a going concern. These financial statements do not include any adjustments that might result from the outcome of this uncertainty. These financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts, or amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

Ventura Assets Limited
(A Development Stage Company)
Notes to Financial Statements
December 31, 2009

Note 2 - Summary of Significant Accounting Policies (continued)

The Company’s ability to continue in business is dependent upon obtaining sufficient financing or attaining profitable operations. These financial statements do not include any adjustments that might result from the outcome of these uncertainties.

Use of estimates

The preparation of financial statements in conformity with U.S. generally accepted accounting principles (GAAP) requires management to make estimates and assumptions that affect the amounts reported in the financial statements. The Company bases its estimates on historical experience, management expectations for future performance, and other assumptions as appropriate. Key areas affected by estimates include the assessment of the recoverability of long-lived assets, which is based on such factors as estimated future cash flows. The Company re-evaluates its estimates on an ongoing basis. Actual results may vary from those estimates.

Organizational costs

The Company expenses all start-up and organizational costs as they are incurred in accordance with the provisions of Statement of Position (SOP) 98-5 (ASC 720-15), “Reporting on the Costs of Start-up Activities” issued by the American Institute of Certified Public Accountants.

Website Development Costs

The Company accounts for website development costs in accordance with Emerging Issues Task Force (EITF) No. 00-2 (ASC 350). Accordingly, all costs incurred in the planning stage are expensed as incurred, costs incurred in the website application and infrastructure development stage are accounted for in accordance with Statement of Position (SOP) 98-1 (ASC 350-40) which requires the capitalization of certain costs that meet specific criteria, and costs incurred in the day to day operation of the website are expensed as incurred.

Recent Accounting Pronouncements

The Company does not expect the adoption of recently issued accounting pronouncements to have a significant impact on the Company’s results of operations, financial position or cash flow.

Note 3 – Note Payable - Related Party

The Company has received a $14,620 loan from Ms. Yaghobyan, as officer and director of the company. The loan is unsecured, payable on demand without interest.

Note 4 – Income Taxes

The Company has a net operating loss carry forward of approximately $37,967 which is available to offset future taxable income and will expire in various amounts beginning in 2022.

The federal income tax benefit of this net operating loss is $7,000 and has been offset with a valuation allowance of $7,000 due to the uncertainty that the net operating loss will be used.

Ventura Assets Limited
(A Development Stage Company)
Notes to Financial Statements
December 31, 2009

Note 5 – Common Stock

On August 21, 2002, the Company issued 1,500,000 shares of common stock as founder shares that resulted in gross proceeds of $15,000.

Note 6 – Subsequent Events

In accordance with ASC 855-10, the Company has analyzed its operations subsequent to December 31, 2009 through the date these financial statements were filed with the Securities and Exchange Commission and has determined that it does not have any material subsequent events to disclose.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL
CONDITION AND RESULTS OF OPERATIONS

This section of this prospectus includes a number of forward-looking statements that reflect our current views with respect to future events and financial performance. Forward-looking statements are often identified by words like: believe, expect, estimate, anticipate, intend, project and similar expressions, or words which, by their nature, refer to future events. You should not place undue certainty on these forward-looking statements, which apply only as of the date of this prospectus. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from historical results or our predictions.

MANAGEMENT’S PLAN OF OPERATION

The Company intends to provide unclaimed property location services to the public and businesses. We will assist clients in obtaining information regarding lost or forgotten estates, unclaimed assets and/or financial belongings in any or all of the United States. We would seek to locate assets that have, for example, escheated to the state, federal government and/or governmental agencies, which are holding monies and assets and assist in the return of such monies and assets to their legal owners. The success of our business will be dependent on our ability to file and realize claims, of which there can be no assurance.

RESULTS OF OPERATIONS

The table below summarizes our financial results and condition as of December 31, 2009 and 2008:

	December 31, 2009	December 31, 2008
Revenues	$-	$-
Net loss available to common shareholders	$(16,700)	$(6,170)
Current assets	$103	$103
Current liabilities	$23,070	$6,370
Total assets	$103	$103
Total liabilities	$23,070	$6,370
Stockholders’ deficit	$(22,967)	$(6,267)

LIQUIDITY AND CAPITAL RESOURCES

As of the date of this report, the Company has yet to generate any revenues from its business activities.

OFF-BALANCE SHEET ARRANGEMENTS

At December 31, 2009, the Company had no off-balance sheet arrangements.

CRITICAL ACCOUNTING POLICIES

Management’s discussion and analysis of the Company’s financial condition and results of operations are based upon the Company’s financial statements included elsewhere in this Annual Report, which have been prepared in accordance with accounting principles generally accepted in the United States.

Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the dates of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Income Taxes

The Company has elected to provide for deferred income taxes using the liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and the tax effect of net operating loss carry-forwards. A valuation allowance has been provided as it is more likely than not that the deferred assets will not be realized.

RECENT ACCOUNTING PRONOUNCEMENTS

The Financial Accounting Standards Board has issued FASB 141 (revised 2007). This Statement applies to all transactions or other events in which an entity (the acquirer) obtains control of one or more businesses (the acquiree), including those sometimes referred to as “true mergers” or “mergers of equals” and combinations achieved without the transfer of consideration, for example, by contract alone or through the lapse of minority veto rights. The Company has not yet determined what the effect will be, if any, on their financial statements.

The Financial Accounting Standards Board has issued FASB 157, Fair Value Measurements, which defines fair value, establishes guidelines for measuring fair value and expands disclosures, effective for the Company starting July 1, 2009. The Company has not yet determined what the effect will be, if any, on their financial statements.

SFAS 159, “The Fair Value Option for Financial Assets and Financial Liabilities—including an amendment of FASB Statement No. 115” — permits entities to choose to measure many financial instruments and certain other items at fair value. The objective is to improve financial reporting by providing entities with the opportunity to mitigate volatility in reported earnings caused by measuring related assets and liabilities differently without having to apply complex hedge accounting provisions. This Statement is expected to expand the use of fair value measurement, which is consistent with the Board’s long-term measurement objectives for accounting for financial instruments. This Statement is effective as of the beginning of an entity’s first fiscal year that begins after November 15, 2007, and interim periods within those fiscal years. Early adoption is permitted as of the beginning of a fiscal year that begins on or before November 15, 2007, provided the entity also elects to apply the provisions of FASB Statement No. 157, “Fair Value Measurements.”

Management does not believe that any other recently issued, but not yet effective accounting pronouncements, if adopted, would have a material effect on the accompanying financial statements.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

NAME	AGE	POSITION	OFFICER / DIRECTOR SINCE

Osheen Hagnazarian	29	President, Chief Executive Officer and Director	2006

Hasmik Hagnazarian	50	Chief Financial Officer, Secretary and Director	2005

Our By-laws provide for the classification of directors into three classes, with approximately one-third of the directors being elected annually for a term of three years. Officers hold their positions at the pleasure of our Board of Directors in the absent of an employment agreement.

Management

The following sets forth certain biographical information pertaining to the directors and officers of the Company:

Osheen Haghnazarian

Mr. Haghnazarian has served as the Chairman of the Board of Directors, and as the Company’s President, and Chief Executive Officer since 2003.  Since July 2007, Mr. Haghnazarian has served as a licensed California real estate agent with Keller Williams Realty.  From August 2005 until July 2007, Mr. Haghnazarian was a mortgage broker with Fidelity Financial.  Prior to that, Mr. Haghnazarian served as an assistant loan broker for Mortgage USA.  Mr. Haghnazarian’s knowledge and experience in real estate and real estate financing is essential for his role as President of the Company.  He has an extensive knowledge of the means and resources needed to search and locate unclaimed assets which is critical to his role as a the Chairman of our Board of Directors.

Hasmik Yaghobyan

Ms. Yaghobyan has served as a member of the Board, and as the Company’s Chief Financial Officer and Secretary since 2002.  During the past five years, Ms. Yaghobyan has served as an accountant in the Auditor Controller’s office of the County of Los Angeles. She holds the BA degree in Business Administration with a major in Accounting and a Juris Doctorate from Glendale University College of Law. Ms. Yaghobyan is an investor in several small privately-held businesses based in southern California.  Ms. Yaghobyan’s experience as an accountant and her legal background are essential to her role as a director of the Company.

Executive Compensation

No officer or director has accrued or received any remuneration for services to date, and none is to receive or accrue any remuneration until the business becomes operational. At such time, we will enter into a two-year employment contract with Mr. Haghnazarian at a salary of $40,000 per year. Additionally, the employment contract will provide for Mr. Haghnazarian to receive an annual bonus equal to 4% of our pre-tax profits. This transaction was not conducted at arm’s length.

Employees

We do not have any employees at this time; however, we intend to enter into a two-year employment agreement with Mr. Haghnazarian. We will employ additional persons, initially, on a part-time basis, as our Plan of Operation is implemented. (See “RISK FACTORS - Dependence on Management.”)

Certain Relationships and Related Transactions, and Director Independence

Conflicts of Interests

Mr. Haghnazarian, will devote approximately 35 hours per week to our affairs. Mr. Haghnazarian pursues and is expected to continue to pursue outside business activities. Therefore, there is the possibility of conflicts of interest with respect to the demands upon Mr. Haghnazarian’ time. Mr. Haghnazarian is fully aware of his contractual obligations as an employee and his fiduciary duties as an officer and director of the Company.

Ms. Hasmik Yaghobyan is the mother of Mr. Haghnazarian. She is employed full-time in other professional pursuits. It is anticipated that Ms. Yaghobyan will be able to devote a maximum of 10 hours per week to the affairs of the Company. She is fully aware of her fiduciary duties as an officer and director of the Company.

Conflicts of Interests- Management Fiduciary Duties

Our directors and officers are or may become, in their individual capacity, officer, director, controlling stockholder and/or partner of other entities engaged in a variety of businesses. Presently, there are no conflicts or potential conflicts of interest between the director’s of Ventura Assets Limited and their other business activities.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information with respect to the beneficial ownership of our common stock, with respect to each of our named director and executive officer, each person known to us to be the beneficial owner of more than five percent (5%) of said securities, and all of our directors and executive officers as a group:

Name of Beneficial Owner	Title of Class	Amount of Beneficial Ownership	Percent Before Offering (2)

Osheen Haghnazarian (1)
President, Chief Executive Officer and Director	Common	380,000	25.3%

Hasmik Yahobyan (1)
Chief Financial Officer, Secretary and Director	Common	875,000	58.3%

Ascot Funding, Inc. (3)	Common	125,000	8.3%

All Directors and Officers	Common	1,255,000	83.7%

(1)	The business address of the directors and executive officers is: c/o Ventura Assets Limited is 2241 Flintridge Drive, Glendale, California 91206.

(2)	Based on current outstanding common shares.

(3)	The business address of Ascot Funding, Inc. is: 55 Foothill Blvd., Arcadia, CA 91006.

There are currently no arrangements that would result in a change of control of us.

Dividends

Since inception, we have not paid any dividends to stockholders. The declaration of any future dividends is at the discretion of our Board of Directors and depends upon our earnings, if any, our capital requirements and financial position, our general economic conditions, and other pertinent conditions. It is our present intention not to pay any dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations.

Warrants

There are no outstanding warrants to purchase our securities.

Options

There are no options to purchase our securities outstanding.

Stock Option Grants

To date, we have not granted any stock options.

Off Balance Sheet Arrangements

We do not have any off balance sheet arrangements.

Transfer Agent

The transfer agent for our common stock is Pacific Stock Transfer Company. Their address is 500 East Warm Springs Road, Suite 240, Las Vegas, Nevada 89119 and their telephone number is (702) 361-3033.

REPORTS TO SECURITY HOLDERS

We intend to furnish to our stockholders annual reports containing audited financial statements and reported upon by our independent accounting firm, and such other periodic reports as we may determine to be appropriate or as may be required by statute.

As a result of the filing of a registration statement with the Securities and Exchange Commission, we will become subject to the informational requirements of the Securities Exchange Act of 1934 for a period of at least one fiscal year.

It is a requirement of The National Association of Securities Dealers, Inc. that all issuers maintaining quotations of their securities on the OTC Bulletin Board file periodic reports under the 1934 Act. In order to maintain such a quotation, we must, necessarily, continue to file periodic reports with the Securities and Exchange Commission beyond the initial period of one year although we may not be required to do so for the following reasons:

•	We have less than 300 stockholders of record; or

•	We have less than 500, but more than 300, stockholders of record, and our total assets did not exceed $10 million on the last day of each of our three most recent fiscal years.

You may write us at 2241 Flintridge Drive, Glendale, California 91206 with any questions you may have, or contact us by telephone at (818) 424-0219.

LITIGATION

There are no known legal proceedings pending or threatened against us.

LEGAL MATTERS

The validity of the shares of Common Stock offered hereby will be passed upon for us by Anslow & Jaclin, LLP of Manalapan, New Jersey

EXPERTS

The financial statements included in this prospectus as of December 31, 2009, have been audited by Gruber & Company, LLC, independent registered public accounting firm, as stated in their report thereon, and is included in reliance upon the report of such firm given upon its authority as experts in accounting and auditing. Also, the unaudited balance sheet and statement of operations for the quarter ended June 30, 2010.

AVAILABLE INFORMATION

We have filed with the SEC a registration statement on Form S-1 under the Securities Act with respect to the common stock offered hereby. This prospectus, which constitutes part of the registration statement, does not contain all of the information set forth in the registration statement and the exhibits and schedule thereto, certain parts of which are omitted in accordance with the rules and regulations of the SEC. For further information regarding our common stock and our company, please review the registration statement, including exhibits, schedules and reports filed as a part thereof. Statements in this prospectus as to the contents of any contract or other document filed as an exhibit to the registration statement, set forth the material terms of such contract or other document but are not necessarily complete, and in each instance reference is made to the copy of such document filed as an exhibit to the registration statement, each such statement being qualified in all respects by such reference.

We are also subject to the informational requirements of the Exchange Act which requires us to file reports, proxy statements and other information with the SEC. Such reports, proxy statements and other information along with the registration statement, including the exhibits and schedules thereto, may be inspected at public reference facilities of the SEC at 100 F Street N.E, Washington D.C. 20549. Copies of such material can be obtained from the Public Reference Section of the SEC at prescribed rates. You may call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room. Because we file documents electronically with the SEC, you may also obtain this information by visiting the SEC’s Internet website at http://www.sec.gov.

PURCHASES OF EQUITY SECURITIES BY THE ISSUER AND AFFILIATED PURCHASERS

The issuer and affiliates are not going to buy any shares from this offering

Material Changes.

There have been no material changes in the past 12 months.

Incorporation of Certain Information by Reference.

None.

DISCLOSURE OF COMMISSION’S POSITION ON INDEMNIFICATION

We have been advised that in the opinion of the Securities and Exchange Commission indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court’s decision.

PROSPECTUS

VENTURA ASSETS LIMITED

1,500,000 Shares
Common Stock

$0.05 Per Share

October 13, 2010

You should rely only on the information contained in this prospectus. We have not, and the selling stockholders have not, authorized any person to provide you with different information. This prospectus is not an offer to sell, nor is it an offer to buy, these securities in any jurisdiction where the offer or sale is not permitted.